EXHIBIT (23.1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Badger Paper Mills, Inc. on Form S-8 (File No. 333-01671) of our report dated May 21, 2002, on our audit of the financial statements and supplemental schedules of Badger Paper Mills Profit Sharing Plan and Trust for Non-Union Employees as of and for the year ended December 31, 2001, which report is included in this Annual Report on Form 11-K.

/s/ Grant Thornton LLP

Appleton, Wisconsin
June 28, 2002







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